UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WPCS INTERNATIONAL INCORPORATED

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On June 25, 2014, WPCS International Incorporated, in connection with a Special Meeting of Stockholders originally held on May 30, 2014 and adjourned to June 11, 2014, held on June 11, 2014 and further adjourned until June 24, 2014, and held on June 24, 2014 and further adjourned to July 1, 2014, issued a press release. A copy of the press release is set forth below.

WPCS Announces Adjournment of Special Meeting and Rescheduling of Special Meeting to July 1, 2014

EXTON, PA - (Marketwired – June 25, 2014) - WPCS International Incorporated (NASDAQ: WPCS), which specializes in contracting services for communications infrastructure and the development of a Bitcoin trading platform, today announced that its special meeting of stockholders scheduled for, and convened on June 24,2014, was adjourned due to the lack of a requisite quorum. Only stockholders of record on the record date of April 25, 2014 are entitled to, and are being requested to, vote. The date of the special meeting has been rescheduled for July 1, 2014.

Sebastian Giordano, Interim Chief Executive Officer, commented, “The Company is very close to gaining a quorum so every vote is important. As we have reiterated before, we are asking and strongly suggest shareholders to support our initiatives and vote “FOR” all the proposals. Doing so will allow us to enact our strategic initiatives which are in the best interest of the Company’s future.”

The special meeting will take place on July 1, 2014 at 10:00 a.m. (Eastern Daylight Time) at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, NY 10006 to allow additional time for the stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at http://www.sec.gov/Archives/edgar/data/1086745/000114420414025401/v376074_def14a.htm.

The Company encourages all stockholders who have not yet voted to do so before June 30, 2014 at 11:59 p.m. (Eastern Daylight Time). The stockholders may vote by internet at http://www.cesvote.com, or by telephone at (888) 693-8683, or by returning your proxy card to Alliance Advisors LLC, PO Box 2400, Pittsburgh, PA 15230-9762.

No changes have been made in the proposals to be voted on by stockholders at the special meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About WPCS International Incorporated

WPCS operates in two business segments including: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a Bitcoin trading platform. For more information, please visit www.wpcs.com and www.btxtrader.com.

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

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Valter Pinto

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